UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 8, 2006
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01 Entry Into a Material Definitive Agreement

On September 8, 2006, Atlas Air, Inc. (“Atlas”), the wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. (“AAWW”), and The Boeing Company (“Boeing”) entered into Purchase Agreement No. 3134 (the “Agreement”) providing for the purchase by Atlas of twelve (12) Boeing 747-8 freighter aircraft. The Agreement provides for deliveries of the aircraft to begin in 2010, with all 12 aircraft expected to be in service by the end of 2011. In addition, the Agreement provides Atlas with options to purchase up to an additional fourteen (14) Boeing 747-8 freighter aircraft.

On September 12, 2006, AAWW issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated September 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: September 14, 2006	By: /s/ John W. Dietrich

Name: John W. Dietrich
Title: Senior Vice President,
General Counsel, Secretary and
Chief Human Resources
Officer

EXHIBIT INDEX

99.1           Press Release of Atlas Air Worldwide Holdings, Inc. dated September 12, 2006